VALASSIS

NEWS RELEASE

Valassis Names Rob Mason to President, ADVO Inc. Upon Close of Transaction

Livonia, Mich., Jan. 26, 2007: Valassis (NYSE: VCI), the leading company in marketing services and Connective Media™, announced today that Rob Mason, Valassis Senior Vice President, Retail and Services, will be promoted to President, ADVO Inc., effective at the close of the Valassis-ADVO transaction. Mason will assume general management and profit & loss responsibilities while focusing on sales and marketing efforts. He will also provide strategic direction for ADVO, working closely with leaders across both ADVO and Valassis.

"Rob is a proven leader with an outstanding reputation in the media services industry," said Alan F. Schultz, Valassis Chairman, President and CEO. "His outstanding leadership skills, sales prowess and integrity make him the ideal person to serve as President, ADVO Inc. I am confident Rob will be as successful a leader at ADVO as he has been at Valassis."

Under Mason's leadership in his current role, the Retail and Services division has grown to represent nearly $600 million in revenue. In the last two years, his division brought in over 50 percent of all new customers to Valassis. His division has also seen significant growth within the preprint segment from the retail, food service, telecommunications and manufacturer customer verticals.

Prior to his recent role within Valassis, Mason was a successful Account Executive and Director of Sales for the company, and has been recognized as Sales Person of the Year and Team Player of the Year. Before joining Valassis in 1995, he held a variety of positions within the newspaper and printing industries.

About Valassis

Valassis offers a wide range of marketing services to consumer packaged goods manufacturers, retailers, technology companies and other customers with operations in the United States, Europe, Mexico and Canada. Valassis' products and services portfolio includes: newspaper-delivered promotions and advertisements such as inserts, sampling, polybags and on-page advertisements; direct-to-door advertising and sampling; direct mail; Internet-delivered marketing; loyalty marketing software; coupon and promotion clearing; and promotion planning and analytic services. Valassis has been listed as one of FORTUNE magazine's "Best Companies to Work For" for nine consecutive years. Valassis subsidiaries include Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For additional information, visit the company Web site at http://www.valassis.com.

Safe Harbor and Forward-Looking Statements

Certain statements found in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from Valassis' existing competitors; new competitors in any of Valassis' businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis' paper costs; economic disruptions caused by terrorist activity, armed conflict or changes in general economic conditions; changes which affect the businesses of Valassis' customers and lead to reduced sales promotion spending; risks associated with the availability, timing and cost of financing Valassis' proposed acquisition of ADVO, Inc., which may affect the timing of the closing of the acquisition; the failure of ADVO's shareholders to approve Valassis' proposed acquisition of ADVO; and the challenges and costs of achieving synergies in connection with the proposed ADVO acquisition and integrating ADVO's operations. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Mary Broaddus

Manager, Corporate Communications

(734) 591-7375

broaddusm@valassis.com

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